Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the registration statement (No. 333-150173) on Form S-8 of 012 Smile.Communications Ltd. (the “Company”) of our report dated June 28, 2007, with respect to the consolidated financial statements of 012 Smile.Communications Ltd., included in the Annual Report (Form 20-F) for the year ended December 31, 2007.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
June 30, 2008	A Member of Ernst & Young Global